PROFIT RECOVERY GROUP ANNOUNCES RESIGNATIONS OF
                                  COO AND CFO

Wed Oct 25 18:04:00 2000 EST

ATLANTA, Oct. 25/PRNewswire/ -- The Profit Recovery Group International, Inc. (Nasdaq: PRGX) announced today the resignations of Michael Lustig, chief operating officer, and Scott Colabuono, chief financial officer, effective immediately.

A nationwide search for a seasoned veteran to fill the COO position has begun. In the interim, John Cook, chief executive officer, will assume the additional responsibilities of COO. Mr. Lustig joined PRG in 1995.

Former chief financial officer, Donald E. ("Gene") Ellis will return to that role effective immediately. Mr. Ellis served as CFO for PRG from 1995 to July 1999. Mr. Colabuono joined PRG in July 1999.

"We are very appreciative of the contributions made by both Michael and Scott during their tenure with PRG," said Cook. "We wish them well in their future endeavors."

Headquartered in Atlanta, The Profit Recovery Group International, Inc. is the leading worldwide provider of recovery audit and cost-containment services. More than 3,000 PRG employees in 43 countries provide more than 12,000 clients with insightful value to optimize and expertly manage their business transactions. For additional information visit our web site at www.prgx.com.

SOURCE The Profit Recovery Group International, Inc.



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